FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 11, 1998

                             Expert Software, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

      33-89758                                      65-0359860
(Commission File Number)                  (I.R.S. Employer Identification No.)



     800 Douglas Road, North Tower, 6th Floor, Coral Gables, Florida 33134
                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (305) 567-9990

           800 Douglas Road, Suite 750, Coral Gables, Florida 33134 (Former name or former address if changed since last report.)




                               Page 1 of 6 Pages

ITEM 5.    OTHER EVENT

Expert Software, Inc. reported Results for the Year and Fourth-Quarter 1997 on February 11, 1998. The text of the press release follows.



                    Expert Software, Inc. Announces Results
                     for the Year and Fourth-Quarter 1997

CORAL GABLES, Fla. -- February 11, 1998 -- Expert Software, Inc. (Nasdaq:
XPRT) today announced operating results for the year and fourth quarter ended December 31, 1997. For the year ended December 31, 1997, revenue increased 7.1% to $33.2 million compared to $31.0 million for 1996. Net income was $1.7 million or $0.21 per share, compared to net losses of $10.3 million or $1.27 per share for 1996.

The Company reported fourth-quarter revenue of $9.1 million, which is an increase of 10.2% compared to $8.2 million reported for the fourth quarter of 1996. Net income for the quarter was $0.4 million or $0.05 per share, compared to a net income of $0.3 million or $0.04 per share for 1996. Earnings per share are reported on a diluted basis.

The Company's balance sheet continued to improve. Working capital increased to $7.9 million and there is no outstanding debt. Cash balances increased during the year to $5.7 million.

Ken Currier, CEO, said, "We are continuing to build our reputation as a leading consumer software publisher and to increase the brand awareness of Expert Software. Our strategic relationships with high profile brand names like Bicycle(r) playing cards, McDonald's Corporation and Sega Entertainment should enhance the opportunity to expand our distribution worldwide and reach more home PC owners."

"Purchases of quality home PCs priced below $1,000 steadily increased during 1997 and we anticipate that home PC sales will continue to accelerate through 1998 and beyond. Our brand recognition, coupled with our wide selection of high quality titles, broad distribution and efficient publishing model have produced positive results in 1997 and position the Company for further growth in 1998," he added.

Expert Software, Inc. is a leading developer and  publisher of over 120
high-quality, value-priced software titles.   The Company specializes in
sophisticated yet easy-to-use programs addressing a broad array of everyday consumer interests, including entertainment, education, lifestyle, productivity and small office/home office. Over 25 million units of Expert products have been sold, including Home Design 3D(r), Landscape Design 3D(r) and Astronomer(tm). The Expert Software family of brands has expanded to include McDonaldland(r) Software for Kids, titles from the popular Sega PC Collection(tm), Bicycle(r) Card Games and the Gamers Choice(tm) line of classic games. Expert Software can be found on the World Wide Web at http://www.expertsoftware.com.


                                    (more)

Marks mentioned above are trademarks or tradenames of Expert Software, Inc., except Bicycle(r), which is a trademark of The United States Playing Card Company, McDonaldland(r) which is a trademark of McDonald's Corporation, and Sega(r), Sega PC Collection(tm), Sonic's CD, Sonic Schoolhouse, Daytona USA and
Virtua Fighter which are trademarks of Sega.   Sega is registered in the U.S.
patent and trademark office. Sega Entertainment, Inc. was formed through a joint venture between Sega of America and SOFTBANK Holdings, Inc.

                                    # # # #


This press release contains forward looking statements. Certain factors could cause actual results to differ materially from those implied or anticipated by the statements made above. These include, but are not limited to consolidation of the consumer market, uncertainties concerning anticipated growth in the consumer software and personal computer market, new product releases and upgrades by the Company and its competitors, evolving distribution channels, competition for retail space, consumer
confidence levels and other factors.   Additional information on these and
other factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K, 1996 Annual Report and in other documents on file with the Securities and Exchange Commission.

Expert Software, Inc.: 800 Douglas Road, North Tower, Coral Gables, Florida
33134.
Tel: (305) 567-9990  Fax: (305) 569-1111  Web: http://www.expertsoftware.com.

For more information contact::
Charles H. Murphy, 305-569-1205
Chief Financial Officer
charles_murphy@expertsw.com

                          EXPERT SOFTWARE, INC.
                        STATEMENTS OF OPERATIONS
                (In thousands, except per share amounts)


                               Three Months Ended       Year Ended
                                  December 31,         December 31,
                               -------------------- -------------------
                                 1997      1996       1997      1996
                               --------- ---------- --------- ---------
                               (Unaudited(Unaudited)

   Revenue                       $9,072    $8,234     $33,208  $31,012
                               --------- ---------- --------- ---------
   Operating costs and
   expenses:
     Cost of sales                3,698     3,268      12,985   16,420
     Sales and marketing
     expense                      3,075     2,443      10,489    9,888
     General & administrative     1,069     1,389       4,554   10,124
     Development                    637       592       2,745    3,320
     Loss on impairment of
     intangibles                   --         --        --       5,700
                               --------- ---------- --------- ---------
   Total operating costs and
     expenses                     8,479     7,692     30,773    45,452

                               --------- ---------- --------- ---------

   Operating income (loss)          593       542      2,435   (14,440)
   Other income, net                106         3        269        92
                               --------- ---------- --------- ---------

   Income (loss) before
   income taxes                     699       545      2,704   (14,348)
   Provision (benefit) for
   income taxes                     259       202      1,001    (4,067)
                               --------- ---------- --------- ---------

   Net income (loss)             $  440    $ 343      $1,703  $(10,281)
                               ========= ========== ========= =========

   Net income (loss) per
   share of common stock         $  .05  $   .04     $  .21    $ (1.27)
                               ========= ========== ========= =========

   Weighted average number of
   common stock and common
   stock equivalents
   outstanding                    8,337    7,958       8,168    8,072
                               ========= ========== ========= =========


                                    (more)

                                     EXPERT SOFTWARE, INC.
                                        BALANCE SHEETS
                                        (In thousands)


                               December 31,     December 31,
                                   1997             1996
                               --------------   ---------------


ASSETS

Cash and equivalents             $   5,685        $   2,959
Accounts receivable, net             4,636            3,775
Income taxes receivable              1,924            2,397
Inventories                          2,922            1,256
Prepaid expenses and other             834              425
Deferred income taxes                1,616            2,616
                               --------------   ---------------
    Total current assets            17,617           13,428
                               --------------   ---------------

Property and equipment, net          1,270            1,897
Deferred income taxes                3,311            3,586
Acquired intangibles                    35              166
                               ==============   ===============
                                 $  22,233        $  19,077
                               ==============   ===============

LIABILITIES AND
STOCKHOLDERS' EQUITY

Total current liabilities        $   9,701        $   8,352
Noncurrent obligations                  --              300
Stockholders' equity                12,532           10,425
                               --------------   ---------------

                                 $  22,233        $  19,077
                               ==============   ===============



                             (End of press release)





                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 13, 1998

                          Expert Software, Inc.

                          By: /s/ Charles H. Murphy
                               Charles H. Murphy
                               Chief Financial Officer